   As filed with the Securities and Exchange Commission on March 12, 1998
                                                  Registration No. 333-_________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                             PRIME BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                              76-0088973
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              --------------------

                            12200 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77092
                                 (713) 209-6000
          (Address of Principal Executive Offices Including Zip Code)

                              --------------------

                PRIME BANCSHARES, INC. 1997 STOCK INCENTIVE PLAN
                        1993 INCENTIVE STOCK OPTION PLAN
                           1984 INCENTIVE STOCK PLAN
                           (Full title of the Plans)
                              --------------------

    STUART D. SAUNDERS                                  WITH A COPY TO:
     GENERAL COUNSEL                                  MARGARET B. SYMONDS
  12200 NORTHWEST FREEWAY                       BRACEWELL & PATTERSON, L.L.P.
   HOUSTON, TEXAS 77092                       711 LOUISIANA STREET, SUITE 2900
     (713) 209-6000                               HOUSTON, TEXAS 77002-2781
(Name, address and telephone                            (713) 223-2900
number of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF SECURITIES      AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
  TO BE REGISTERED         REGISTERED           PER SHARE(1)               PRICE(1)                FEE
-------------------------------------------------------------------------------------------------------------
 Common Stock,          1,564,000 shares           $22.25                $34,799,000              $10,266
 $0.25 par value
=============================================================================================================

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The Nasdaq Stock Market, Inc., on March 5, 1998, which was $22.25, and (b) provided herein for the sole purpose of determining the registration fee.

(2)      This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Prime Bancshares, Inc., a Texas corporation (the "Company"), (Commission File No. 000-23113) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement as of their respective dates:

                 1. The Company's Prospectus, filed pursuant to Rule 424(b) under the Securities Act, as filed with the Commission on September 26, 1997;

                 2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

                 3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

                 4. The description of the common stock, par value $.25 per share, contained in the Company's Registration Statement on Form 8-A, dated September 19, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws ("Bylaws") require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act ("TBCA") of the State of Texas. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

         The Registrant's Articles of Incorporation provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

         The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of the Registrant, whether or not the Registrant would have the power to indemnify such person against such liability, as permitted by law.

Item 8.  Exhibits.

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-33001).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-33001).

4.3*     Prime Bancshares, Inc. 1997 Stock Incentive Plan

4.4*     1993 Incentive Stock Option Plan

4.5*     1984 Incentive Stock Option Plan

5* Opinion and Consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*    Consent of Grant Thornton LLP.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24*      Powers of Attorney (included on page II-6).

-------------

*  Filed herewith.

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 12TH DAY OF MARCH, 1998.

                                        PRIME BANCSHARES, INC.
                                                (Registrant)


                                        By: /s/ E.J. Guzzo
                                           --------------------------------
                                                E.J. Guzzo
                                                President

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Fredric M. Saunders and E.J. Guzzo, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 12TH DAY OF MARCH, 1998.

         Signature                                  Title
         ---------                                  -----
/s/ Fredric M. Saunders                   Chairman of the Board
----------------------------------        (Principal Executive Officer)
Fredric M. Saunders

/s/ E.J. Guzzo                            President and Director
----------------------------------
E.J. Guzzo

/s/ L. Anderson Creel                     Treasurer
----------------------------------        (Principal Financial Officer and
L. Anderson Creel                         Principal Accounting Officer)

/s/ David Pasternak                       Director
----------------------------------
David Pasternak

/s/ Stuart D. Saunders                    Director
----------------------------------
Stuart D. Saunders

/s/ James B. Wesley                       Director
----------------------------------
James B. Wesley

/s/ Jerry S. Dominy                       Director
----------------------------------
Jerry S. Dominy

                               INDEX TO EXHIBITS

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------
4.1              Amended and Restated Articles of Incorporation of the Company (incorporated by reference from
                 Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-33001).

4.2              Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's
                 Registration Statement on Form S-1, Registration No. 333-33001).

4.3*             Prime Bancshares, Inc. 1997 Stock Incentive Plan

4.4*             1993 Incentive Stock Option Plan

4.5*             1984 Incentive Stock Option Plan

5*               Opinion and Consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*            Consent of Grant Thornton LLP.

23.2*            Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24*              Powers of Attorney  (included on page II-6).